Exhibit 99.1

Mannatech Announces Management Change

Coppell, TX 5/16/06 - Mannatech, Inc. (NASDAQ-MTEX) today announced the resignation of Bettina S. Simon, Senior Vice President & Chief Legal Officer, effective June 1, 2006. Ms. Simon is leaving the company to pursue other interests that will allow her to spend more time with her family. She will maintain a continuing relationship with Mannatech as a litigation consultant through May 2007.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products, and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com